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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF BLYTH, INC.

Subsidiaries of the Registrant/U.S.            Other Names Under Which Subsidiary Does Business   State/Country of Incorporation
----------------------------------             ------------------------------------------------   ------------------------------
1.    Aromatic Industries, Inc.                                                                   California
2.    Candle Corporation of America                       Valley Candle Mfg. Co.                  New York
                                                          Old Harbor Candles
                                                          Colonial Candle of Cape Cod
                                                          Original Recipe
                                                          Carolina Designs, Ltd.
3.    Candle Corporation Worldwide, Inc.                                                          Delaware
4.    Cobblesonte Bridge, LLC                                                                     Minnesota
5.    Endar Corporation                                                                                 California
6.    Fabrica de Velas Borinquen, Inc.                                                            Illinois
7.    Fragrance Solutions, Inc.                                                                   Delaware
8.    FVB, Inc.                                                                                   Delaware
9.    Gift Holdings Acquisition Company                                                           Delaware
10.   Gift Intermediate Acquisition Company                                                       Delaware
11.   JMC Impact, Inc.                                                                            Oklahoma
12.   JMC Holdings, Inc.                                                                          Delaware
13.   KWA, Inc.                                                                                   Minnesota
14.   Midwest of Cannon Falls, Inc.                                                               Minnesota
15.   New Ideas International Inc.                                                                Delaware
16.   PartyLite Gifts, Inc.                               PARTYLITE                               Delaware
17.   PartyLite Holding, Inc.                                                                     Delaware
18.   PartyLite Worldwide, Inc.                           PARTYLITE                               Delaware

Subsidiaries of the Registrant/International
--------------------------------------------
19.   Adam Gies Gmbh                                                                              Germany
20.   Asp-Holmblad A/S                                                                            Denmark
21.   Blyth Asia Limited                                                                          Hong Kong
22.   Blyth, Ltd.                                                                                 Barbados
23.   Candle Corporation Europe BV                                                                Netherlands
24.   Candle Corporation UK Limited                                                               England
25.   Candle Corporation Worldwide Sweden AB                                                      Sweden
26.   Candlelight Holding AG                                                                      Switzerland
27.   Candlelight Holding Gmbh                                                                    Germany
28.   Carolina Designs, Ltd.                                                                      England
29.   CCW Manufacturing Limited                                                                   England
30.   Colony Private Label Limited                                                                England
31.   Colony Gifts Corporation Limited                                                            England
32.   Colony SARL                                                                                 France
33.   Endar de Mexico S.A. de C.V.                                                                Mexico
34.   Endar Servicios S.A. de C.V.                                                                Mexico
35.   Fragrant Memories Ltd.                                                                      United Kingdom
36.   Gies Holding GmbH                                                                           Germany
37.   Gies Kerzen Gmbh                                                                            Germany
38.   Gies Natura Handelsgesellschaft mbH                                                         Germany
39.   Ingena/Nordlicht Gmbh                                                                       Germany
40.   J. Becker & Co. AG                                                                          Switzerland
41.   Liljeholmens Stearinfabriks AB                                                              Sweden
42.   Midwest of Cannon Falls Canada                                                              Canada
43.   Natures Scents Ltd.                                                                         United Kingdom
44.   Nordlicht GmbH                                                                              Germany
45.   PartyLite BV                                                                                Netherlands
46.   PartyLite Gifts, Ltd.                                                                       Canada
47.   PartyLite Gmbh                                                                              Germany
48.   PartyLite Handelsgesellschaft m.b.H.                                                        Austria

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                                                                      EXHIBIT 21

49.   PartyLite Importaciones S.A. de C.V.                                                        Mexico
50.   PartyLite, S.A. de C.V.                                                                     Mexico
51.   Servicios Administrativos PartyLite, S.A. de C.V.                                           Mexico
52.   Partylite Oy                                                                                Finland
53.   PartyLite Pty Limited                                                                       Australia
54.   PartyLite SA                                                                                Switzerland
55.   PartyLite SARL                                                                              France
56.   PartyLite S.r.l.                                                                            Italy
57.   PartyLite Trading SA                                                                        Switzerland
58.   PartyLite U.K., Ltd.                                                                        England
59.   Promol SA                                                                                   Portugal

The Registrant also owns 75% of the capital stock of Colony Italy, S.r.l., organized under the laws of Italy, 75% of the capital stock of Colony Iberia, S.L., orgainized under the laws of Spain, 99.7% of the capital stock of Wax Lyrical Limited, organized under the laws of England, and 50% of the capital stock of PT Gies Natura, organized under the laws of Indonesia.